     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY  27, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                              VICINITY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       77-0414631
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         -------------------------------

                              370 San Aleso Avenue
                           Sunnyvale, California 94085
           (Address of Principal Executive Offices Including Zip Code)

                         -------------------------------

                              VICINITY CORPORATION
                     AMENDED 2000 EQUITY PARTICIPATION PLAN
                            (Full Title of the Plan)

                         -------------------------------

       Emerick M. Woods                                      Copy To:
   Chief Executive Officer                          Anthony J. Richmond, Esq.
     Vicinity Corporation                                Latham & Watkins
     370 San Aleso Avenue                             135 Commonwealth Drive
 Sunnyvale, California 94085                      Menlo Park, California 94025
        (408) 543-3000                                    (650) 328-4600

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code for Agent for Service)

                         -------------------------------

------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED       MAXIMUM
                                                                  MAXIMUM       AMOUNT OF
                                                    AMOUNT        OFFERING      AGGREGATE     AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED           TO BE          PRICE         OFFERING    REGISTRATION
                                                 REGISTERED(1)  PER SHARE(2)     PRICE(2)        FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value................    1,400,000        $2.35          $3,290,000      $823
------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Vicinity Corporation Amended 2000 Equity Participation Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Vicinity Corporation (the "Company").

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, for the 1,400,000 shares registered hereunder (the average ($2.35) of the high ($2.63) and low ($2.06) prices for the Company's common stock as reported by the Nasdaq National Market on February 20, 2001).

       PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

================================================================================

                                 Total Pages 6
                            Exhibit Index on Page 4

                      REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant filed with the Securities and Exchange Commission the following Registration Statement on Form S-8 relating to shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the Plan, and the contents of such prior Registration Statement are incorporated by reference in this Registration Statement:
Registration Statement on Form S-8, filed February 11, 2000 (File No. 333-30270). The Registrant is hereby registering an additional 1,400,000 shares of Common Stock available for grant under the Plan, none of which have been issued as of the date of this Registration Statement.

ITEM 8. EXHIBITS.

     See Index to Exhibits on Page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Vicinity Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 23rd day of February, 2001.

                                          Vicinity Corporation

                                          By:      /s/ Emerick Woods
                                             --------------------------------
                                               Emerick M. Woods
                                               Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Emerick M. Woods, with full power of substitution and resubstitutions and full power to act, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 23, 2001.


SIGNATURE                                       TITLE
---------                                       -----
    /s/ Emerick Woods                           Chief Executive Officer and Director
---------------------------------               (Principal Executive Officer)
Emerick M. Woods

    /s/ Maury Austin                            Chief Financial Officer
---------------------------------               (Principal Financial and Accounting Officer)
Maury Austin

    /s/ Herbert Dwight, Jr.                     Chairman of the Board of Directors
---------------------------------
Herbert M. Dwight, Jr.

    /s/ Fred Gibbons                            Director
---------------------------------
Fred Gibbons

    /s/ Peter Mills                             Director
---------------------------------
Peter Mills

---------------------------------               Director
Norman Nie

    /s/ Michael Sears                           Director
---------------------------------
Michael Sears

    /s/ Peter Ziebelman                         Director
---------------------------------
Peter Ziebelman

                                INDEX TO EXHIBITS

5.1   Opinion of Latham & Watkins.

23.1  Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

23.2  Consent of Independent Accountants.

24.1  Power of Attorney (included on page 3 of this Registration Statement).